Praxair, Inc. and Subsidiaries
--------------------------------------------------------------------------------

                                                                   EXHIBIT 21.01

                                                           Place of
                                                           Incorporation
                                                           -------------
Accent Cay Holdings Inc.                                   British Virgin Island
Adirondack Insurance Company                               Vermont
Agas Servizi S.r.l                                         Italy
Amko Service Company                                       Ohio
Asian Surface Technologies Pte. Ltd.                       Singapore
Beijing Praxair Huashi Carbon Dioxide Co., Ltd.            China
Carbonatos Andinos S.A                                     Argentina
Carborio Industria E. Comercio Ltda                        Brazil
CBI Comercio e Participacoes Ltda                          Brazil
CBI Investments, Inc.                                      Delaware
CBI Terminal Company                                       Delaware
Chameleon Finance Company B.V                              The Netherlands
CILBRAS - Empresa Brasileira de Cilindros Ltda             Brazil
Coatec Gesellschaft Fur Oberflachentechnik GmbH            Germany
Companhia Nacional de Carbureto                            Brazil
Concical S.r.l                                             Italy
Cryo Teruel S.A                                            Portugal
Domolife S.r.l                                             Italy
Dryce Italia S.r.l                                         Italy
Emigas Servizi S.r.l                                       Italy
Eutecic + Castolin Technology Hldings, Inc.                Italy
Euro Cantley S.A                                           Colombia
Flametal Sp.A                                              Italy
Fushion Inc.                                               Texas
Gases de Ensenada S/A                                      Argentina
Gas Tech, Incorporated                                     Illinois
Groupo Praxair S.A. de C.V                                 Mexico
Hielo Secco S.A                                            Bolivia
Igas Servizi S.r.l                                         Italy
Indugas S.A                                                France
Industria Paraguaya de Gases                               Paraguay
Innovative Membrane Systems, Inc.                          Delaware
International Cryogenic Equipment Corporation              Delaware
Julio Pastafiglia & Cia. S.A                               Argentina
Kelvin Finance Company                                     Ireland
Korea Liquid Carbonic Co., Ltd.                            Korea
Kushan Praxair Co., Ltd.                                   China
L. Clausen & CIA. SRL                                      Uruguay
Liquid Carbonic Corporation                                Delaware
Liquid Carbonic del Paraguay S.A                           Paraguay
Liquid Carbonic do Nordeste, S.A                           Brazil
Liquid Carboinc Industrias S.A                             Brazil
Liquid Carbonic LNG International, Inc.                    Delaware
Liquid Carbonic of Oklahoma, Inc.                          Oklahoma
Liquid Carbonico Colombiana S.A                            Colombia
Liquid Quimica Mexicana, S.A. de C.V                       Mexico
Liquid Quimica S.A                                         Brazil
Material Research S.A                                      France
Maxima Air Separation Center Limited                       Israel
Medigas Iberica S.L                                        Spain
MetFabCity Inc.                                            Delaware
Nitropet, S.A                                              Mexico
Oak Brook International Insurance Co. Ltd.                 Bermuda
Old Danford S.A                                            Uruguay
Operadora Perinorte, S.A. de C.V                           Mexico

                                                  Praxair, Inc. and Subsidiaries
--------------------------------------------------------------------------------

                                                                   EXHIBIT 21.01
                                                                    (cont'd.)

                                                            Place of
                                                            Incorporation
                                                            -------------
Oxigenos de Colombia Efese S.A                              Colombia
Oxigenus S.L                                                Spain
Oximesa S.L                                                 Spain
Oximinas Ltda                                               Brazil
Plainfield, Inc.                                            Delaware
Praxair (China) Invesment Co., Ltd.                         China
Praxair (Nanjing) Carbon Dioxide Co. Ltd.                   China
Praxair (Shanghai) Co., Ltd.                                China
Praxair (Thailand) Company, Ltd.                            Thailand
Praxair (Yueyang) Co., Ltd.                                 China
praxair.com inc                                             Delaware
Praxair & M.I.Services, S.r.l                               Italy
Praxair Asia, Inc.                                          Delaware
Praxair Argentina, S.A                                      Argentina
Praxair Australia Pty. Ltd.                                 Australia
Praxair B.V                                                 The Netherlands
Praxair Barqisimeto S.A                                     Venezuela
Praxair Belize, Ltd.                                        Belize
Praxair Bolivia, S.A                                        Bolivia
Praxair Canada Inc.                                         Canada
Praxair Carbondioxide Private Limited                       India
Praxair Chemax Semiconductor Materials Co.                  Taiwan
Praxair Chile S.A                                           Chile
Praxair Comercio e Participacos Ltda                        Brazil
Praxair e Companhia - Comercio e Servicos                   Portugal
Praxair Costa Rica, S.A                                     Costa Rica
Praxair Deer Park Cogen, Inc.                               Delaware
Praxair Distribution, Inc.                                  Delaware
Praxair Distribution Southeast, LLC                         Delaware
Praxair Energy Resources, Inc.                              Delaware
Praxair Energy Services, Inc.                               Delaware
Praxair Espana, S.L                                         Spain
Praxair Foreign Sales Corporation                           Virgin Islands
Praxair G.m.b.H                                             Germany
Praxair Gmbh & Co., KG                                      Germany
Praxair Holding Company                                     Canada
Praxair Holding Espana S.L                                  Spain
Praxair Holding N.V                                         Belgium
Praxair Holdings International, Inc.                        Delaware
Praxair Hydrogen Supply, Inc.                               Delaware
Praxair Iberica, S.A                                        Spain
Praxair India Private Limited                               India
Praxair Iwatani Electronics Gases Co.                       Japan
Praxair K.K                                                 Japan
Praxair Korea Company Limited                               Republic South Korea
Praxair Management Services, Inc.                           Delaware
Praxair Mexico, S.A. de C.V                                 Mexico
Praxair Martime Company                                     Canada
Praxair-Ozone,Inc                                           Delaware
Praxair N.V                                                 Belgium
Praxair Pacific Limited                                     Mauritius
Praxair Partnership                                         Delaware
Praxair PC Partnership                                      Canada
Praxair Polska, SP. z o.o                                   Poland

                                                  Praxair, Inc. and Subsidiaries
--------------------------------------------------------------------------------

                                                                   EXHIBIT 21.01
                                                                    (cont'd.)

                                                            Place of
                                                            Incorporation
                                                            -------------
Praxair Paraguay S.R.L                                      Paraguay
Praxair Peru S.A                                            Peru
Praxair Portugal Gases S.A                                  Portugal
Praxair Produccion Espana, S.L                              Spain
Praxair Production N.V                                      Belgium
Praxair Puerto Rico, Inc.                                   Delaware
Praxair S.A                                                 France
Praxair S.p.A                                               Italy
Praxair S. T. Technology, Inc.                              Delaware
Praxair Services et Systemes S.A                            France
Praxair Services G.m.b.H                                    Germany
Praxair Shanghai Meishan Inc.                               China
Praxair Soldadura S.L                                       Spain
Praxair Surface Holdings SARL                               France
Praxair Surface Technologies A/S                            Denmark
Praxair Surface Technologies Co., Ltd.                      Korea
Praxair Surface Technologies do Brazil Ltda                 Brazil
Praxair Surface Technologies Espana S.A                     Spain
Praxair Surface Technologies (Europe) S.A                   Switzerland
Praxair Surface Technologies G.m.b.H                        Germany
Praxair Surface Technologies, Inc.                          Delaware
Praxair Surface Technologies K.K                            Japan
Praxair Surface Technologies Limited                        United Kingdom
Praxair Surface Technologies Mexico, S.A. de C.V            Mexico
Praxair Surface Technologies Pte. Ltd.                      Singapore
Praxair Surface Technologies S.A                            France
Praxair Surface Technologies S.p.A                          Italy
Praxair Technology, Inc.                                    Delaware
Praxair Uruguay S.A                                         Uruguay
Praxair Venezuela, S.A                                      Venezuela
Production Praxair Canada Inc.                              Canada
Products Especiales Quimicos, S.A                           Mexico
PST Fluoropolymer S.p.A                                     Italy
Quimica Industrial Bara Do Pirai S.A                        Brazil
Rapidox Gases Industriais Ltda                              Brazil
Rimet S.r.l                                                 Italy
Rivoira S.p.A                                               Italy
S. A. White Martins                                         Brazil
Servicios Energeticos S.A                                   Chile
Shanghai Praxair-Yidian, Inc.                               China
Susano Carbonato De Calcio Ltda                             Brazil
TAFA Incorporated                                           Delaware
TAFA Material Technologies, Inc.                            Delaware
Tianjin Praxair Inc.                                        China
Topaz Consultoria S.A                                       Uruguay
Transportes Flamingo S/A                                    Peru
Treffers Precision, Inc.                                    Arizona
UCISCO Canada Inc.                                          Canada
UCISCO, Inc.                                                Texas
Unigases Comercial Ltda                                     Brazil
VTE-Verschlelbtechnik und Engineering GmbH                  Germany
Wall Chemicals, Inc.                                        Illinois
Westair Cryogenics Company                                  Delaware

                                                  Praxair, Inc. and Subsidiaries
--------------------------------------------------------------------------------

                                                                   EXHIBIT 21.01
                                                                    (cont'd.)

                                                            Place of
                                                            Incorporation
                                                            -------------
White Martins & White Martins Comercio e Servicos           Portugal
White Martins Administracao e Investimentos Ltda            Brazil
White Martins de Camacari S.A                               Bahia
White Martins e Companhia Comercio e Servicos               Portugal
White Martins Gases Industriais do Nordeste S.A             Brazil
White Martins Gases Industriais do Norte S.A                Brazil
White Martins Gases Industriais S.A                         Brazil
White Martins Soldagem Ltda                                 Brazil